Exhibit (a) (13)

                     Nortel Networks Computer Modeling Tool


WELCOME TO THE STOCK OPTION EXCHANGE MODELING TOOL

Welcome.

In accordance with the Offer to Exchange of Nortel Networks Corporation dated June 20, 2001, eligible employees can exchange stock options granted on or after November 12, 1999 under the Nortel Networks Corporation 1986 and/or 2000 Stock Option Plans for new options to be granted on the later of January 29, 2002 and six months and one day following the date the eligible options tendered to the offer and accepted for exchange are cancelled.

This tool calculates, based upon certain assumptions provided by you, the hypothetical gain or loss on stock options currently held and the hypothetical gain or loss on options to be issued pursuant to the exchange program.

This model in no manner reflects any recommendation by Nortel Networks to either keep or tender eligible options for exchange or regarding Nortel Networks stock price now or in the future. All calculations are based on assumptions provided by you. Please keep in mind that stock prices do not move in predictable ways. Past performance is no guarantee of future performance. You should obtain current market quotations for Nortel Networks common stock before deciding whether to tender your eligible options.

For eligibility requirements and details of the Offer to Exchange, please refer to the Offer to Exchange.

If you clicked "disable macros" when opening this model, you will need to close and reopen with macros enabled before you begin.
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Click here to begin: START
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Instructions

This model will ask you to provide three inputs:

     o Your Estimate of an Exercise Price of New Options to be Granted Because the new options will be granted on the later of January 29, 2002 and six months and one day following the date eligible options tendered to the offer and accepted for exchange are cancelled, Nortel Networks cannot predict the exercise price of the new options. You will need to insert your own estimate of the market price of Nortel Networks common shares on the date the new options will be granted.

     o Your Estimate of a Future Market Price (i.e., upon exercise) In order to calculate your hypothetical gain or loss under both scenarios (keeping your eligible options versus tendering your eligible options for exchange), you will need to insert your own estimate of a future market price (i.e., the market price on your desired date of exercise) for Nortel Networks shares.

     o Your Eligible Option Grants (including grant date, number, and exercise price). You will need to input ALL of your eligible option grants to evaluate your participation in the offer. If you have Option Grants (including grant date, number, and exercise price)U.S. and Canadian options, those will need to be valued separately (you will need to run this model twice).

Once you have provided these three inputs, this model will calculate, based upon the assumptions that you have provided, your hypothetical gain or loss from keeping your eligible options versus tendering your eligible options for exchange.

Feel free to run this model as many times as you like by varying your assumptions of estimated exercise price of new options to be granted and estimated future market price.

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INPUT: YOUR ASSUMED EXERCISE PRICE OF NEW OPTIONS

Input your hypothetical exercise price (also known as grant price/subscription price) of new options to be granted.

     o If you choose to participate in the offer, you will be granted new options on the later of January 29, 2002 and six months and one day following the date eligible options tendered to the offer and accepted for exchange are cancelled.

     o New options will have an exercise price equal to the market price of Nortel Networks common shares on the new grant date (subject to some country specific exceptions). Since the exercise price of new options to be granted is unknown at this time, this model asks you to provide your hypothetical estimate.

     o Please refer to Item 7 in the Offer to Exchange if you would like information regarding Nortel Networks market price during the past two years. You should obtain current market quotations for Nortel Networks common stock before deciding whether to tender your eligible options. Nortel Networks makes no recommendation as to whether you should tender eligible options.

Please remember to make your own assumptions regarding the exercise price of new options.

You will need to input all prices in this model in the same currency ($US or $CDN).

Input Your Assumed Exercise Price of New Options Here      and press Enter.

You will be allowed to come back to this page to try various assumptions on exercise price.

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INPUT: YOUR ASSUMED FUTURE MARKET PRICE

Input your hypothetical future market price (i.e., upon exercise).

     o This price should reflect your assumption of the market price of Nortel Networks common shares on a date after the grant of the new options and before your new options expire (for example, your desired date of exercise). New options expire at the same time and have the same vesting schedule as the related eligible options tendered and accepted for cancellation in the Offer to Exchange.

     o This price will be used in this model to evaluate your hypothetical gain or loss for eligible options under two scenarios:

          Scenario 1: You keep your eligible options and do not participate in the offer

          Scenario 2: You exchange ALL of your eligible options for new options to be granted on the later of January 29, 2002 and six months and one day following the date eligible options tendered to the offer are accepted and cancelled.

     o Please refer to Item 7 in the Offer to Exchange for information regarding Nortel Networks market price during the past two years. You should obtain current market quotations for Nortel Networks common stock before deciding whether to tender your eligible options. Nortel Networks makes no recommendation as to whether you should tender eligible options.

Please remember to make your own assumptions regarding future market price upon exercise.

You will need to input all prices in this model in the same currency ($US or $CDN).

Input Your Assumed Future Market Price Here        and press ENTER.

You will be allowed to come back to this page to try various assumptions on future market price.

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INPUT: ELIGIBLE OPTION GRANTS

Input your eligible option grant* information: Use the Tab key to move between cells.

1). Grant dates for all of your eligible option grants (options granted on or after November 12, 1999). If the grant date input is outside of this range, then the grant date will not be accepted.

2.) Number of eligible outstanding options from each eligible grant date.

3.) Exercise price of each eligible option grant.

NOTE: If you have U.S. and Canadian options, those options will need to be valued separately (you will need to run this model twice).


                 Grant Date              # Options            Exercise Price
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                (mm/dd/yyyy)

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Grant 1
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Grant 2
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Grant 3
           ----------------------- -------------------- ----------------------

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Grant 4
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Grant 5
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Grant 6
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Grant 7
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Grant 8
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Grant 9
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Grant 10
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Please remember that you must exchange ALL of your eligible options to participate in the offer.

Your information is available at Webstock.

*Eligible options are options granted on or after November 12, 1999 under the Nortel Networks Corporation 1986 and/or 2000 Stock Option Plans.

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Output: Comparison of Your Hypothetical Gain or Loss

1 Exchange ratio is 2 new options for 3 eligible options granted on or after 11/12/99 and before 2/13/01; 3 new options for 4 eligible options granted on or after 2/13/01

2 On your assumed future market price

3 Of new options to be granted on the later of January 29, 2002 and six months and one day following the date eligible options tendered to the offer are accepted and cancelled.

If you want to participate in the Offer to Exchange, you must tender all of your eligible options for exchange by delivering the signature page of the Acceptance Letter and any other required documents to Nortel Networks Corporation in the manner provided in the Offer to Exchange.

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Acceptance Letter
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Change Assumed Exercise Price
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Change Assumed Market Price
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Update My Eligible Grants
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EXIT

Thank you for using the Stock Option Exchange Modeling Tool

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